Exhibit (a)(5)
AMENDMENT

Dated:	April 23, 1999

To be Effective:	April 26, 1999
TO
MORGAN STANLEY DEAN WITTER AMERICAN VALUE FUND
DECLARATION OF TRUST
DATED
APRIL 6, 1987

Amendment dated April 23, 1999 to the Declaration of Trust (the “Declaration”) of
Morgan Stanley Dean Witter American Value Fund (the “Trust”)
dated April 6, 1987
          WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
          WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Dean Witter American Opportunities Fund,” such change to be effective on April 26, 1999;
NOW, THEREFORE:
          1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Dean Witter American Opportunities Fund and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
          2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that Subsection shall read in its entirety as follows:
“Section 1.2. Definitions...
“(o) “Trust” means the Morgan Stanley Dean Witter American Opportunities Fund.”
          3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
          4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 23rd day of April, 1999.

/s/ Michael Bozic	/s/ Manuel H. Johnson

Michael Bozic, as Trustee	Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Kmart Corporation	c/o Johnson Smick International
3100 West Big Beaver Road	1133 Connecticut Avenue, NW
Troy, Michigan 48084	Washington, D.C. 20036

/s/ Charles A. Fiumefreddo	/s/ Michael E. Nugent

Charles A. Fiumefreddo, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
Two World Trade Center	c/o Triumph Capital, L.P.
New York, NY 10048	237 Park Avenue
New York, NY 10017

/s/ Edwin J. Garn	/s/ Philip J. Purcell

Edwin J. Garn, as Trustee	Philip J. Purcell, as Trustee
and not individually	and not individually
c/o Huntsman Corporation	1585 Broadway
500 Huntsman Way	New York, NY 10036
Salt Lake City, UT 84111

/s/ John R. Haire	/s/ John L. Schroeder

John R. Haire, as Trustee	John L. Schroeder, as Trustee
and not individually	and not individually
Two World Trade Center	c/o Gordon Altman Butowsky Weitzen
New York, NY 10048	Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY 10036

/s/ Wayne E. Hedien
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY 10036

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)
     On this 23RD day of April, 1999, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Rosemarie Costagliola
Notary Public

Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2000

CERTIFICATE
     The undersigned hereby certifies that she is the Secretary of Morgan Stanley American Opportunities Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 25, 2006, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on July 3, 2006, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 14th day of June, 2006.

/s/ Mary E. Mullin
Mary E. Mullin
Secretary